Exhibit 99.1

Oragenics Announces Proposed Public Offering

SARASOTA, Fla. – [February 27, 2024] – Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”), a company focused on developing unique, intranasal nanoparticle pharmaceuticals for the treatment of neurological disorders, today announced that it intends to offer to sell shares of its common stock (and/or pre-funded warrants to purchase shares of common stock (“Pre-Funded Warrants”) in lieu thereof) in an underwritten public offering. The Company expects to grant the underwriters a 45-day option to purchase up to an additional 15% of the number of shares of common stock and/or Pre-Funded Warrants sold in this offering to cover over-allotments, if any. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

ThinkEquity and Laidlaw & Company (UK) Ltd. are acting as joint book-running managers for the offering.

The Company intends to use the net proceeds from the offering to fund the continued development of ONP-002, which is a unique neurosteroid drug compound intended to treat mild traumatic brain injuries also known as concussions, and for general corporate purposes and working capital.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-269225), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2023 and declared effective on January 25, 2023. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC and will be available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Oragenics

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the ability of the Company to successfully complete the announced public offering and the ability of the Company to timely and successfully undertake Phase II clinical trial using its novel drug - device combination for the treatment of mild Traumatic Brain Injury. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: the Company’s ability to advance the development of its product candidates, including the neurology assets, under the timelines and in accord with the milestones it projects; the Company’s ability to raise capital and obtain funding, non-dilutive or otherwise, for the development of its product candidates; the regulatory application process, research and development stages, and future clinical data and analysis relating to its product candidates, including any meetings, decisions by regulatory authorities, such as the FDA and investigational review boards, whether favorable or unfavorable; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the nature of competition and development relating to concussion treatments; the Company’s expectations as to the outcome of preclinical studies and clinical trials and the potential benefits, activity, effectiveness and safety of its product candidates including as to administration, transmission, manufacturing, storage and distribution; and general economic and market conditions and risks, as well as other uncertainties described in our filings with the Securities and Exchange Commission. All information set forth is as of the date hereof unless otherwise indicated. You should consider these factors in evaluating the forward-looking statements included and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Oragenics, Inc.

Janet Huffman, Chief Financial Officer

813-286-7900

jhuffman@oragenics.com